WAIVER AGREEMENT

This Waiver Agreement (the “Agreement”) is made and entered into, effective as of April 8, 2010 (the “Effective Date”), by and among American Defense Systems, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company parties hereto (individually, a “Holder” and collectively, the “Holders”).  Unless otherwise specified herein, capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Certificate of Designations (as defined below).

RECITALS

A.           The Company and the Holders are parties to the Securities Purchase Agreement, dated as of March 7, 2008 (as may be amended, modified, restated or supplemented from time to time, the “Securities Purchase Agreement”), pursuant to which the Holders purchased from the Company shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), the terms of which are set forth in the certificate of designation for such series of preferred stock filed by the Company with the Secretary of State of the State of Delaware on March 7, 2008 (the “Certificate of Designations”).

B.           Under the Certificate of Designations, if any share of the Series A Preferred Stock remains outstanding on December 31, 2010, the Company is required to redeem all of the then outstanding shares of the Series A Preferred Stock on such date (such provision of the Certificate of Designations is herein referred to as the “Mandatory Redemption Provision”).

C.           The Holders are willing to extend the Maturity Date to April 1, 2011, on the terms and conditions hereinafter provided.

TERMS OF AGREEMENTS

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Extension of Maturity Date.  As of the Effective Date, notwithstanding any provision of the Certificate of Designations or any of the other Transaction Documents (as defined in the Securities Purchase Agreement, the “Transaction Documents”) to the contrary, the parties hereto hereby agree to extend the Maturity Date from December 31, 2010 to April 1, 2011 (the period from December 31, 2010 to April 1, 2011, inclusive, the “Extension Period”).

2.           Waiver.    As of the Effective Date, the Holders hereby agree that, during the Extension Period: (i) the Holders hereby waive any right to the redemption of the Series A Preferred Stock under the Mandatory Redemption Provision until the last day of the Extension Period; (ii) the Company’s failure to comply with the Mandatory Redemption Provision prior to the last day of the Extension Period shall be deemed not to be a breach of such provision or the terms and conditions of, or applicable to, the Series A Preferred Stock; (iii) and the Holders shall and do hereby waive (A) all rights and remedies that would otherwise be available to the Holders under the Certificate of Designations or any of the other Transaction Documents as a result of the Company’s failure to comply with the Mandatory Redemption Provision during the Extension Period to the extent that such rights or remedies arise as a result of the existence or continuation of the Company’s failure to comply with the Mandatory Redemption Provision, including, without limitation, the remedies available to the Holders pursuant to Section (4)(a)(ii) of the Certificate of Designations and (B) any Equity Conditions Failure and any Triggering Event otherwise arising under the Certificate of Designations as a result of any such failure to comply with the Mandatory Redemption Provision prior to the last day of the Extension Period.

3.           Agreements of the Company.    The Company hereby (a) agrees that except as expressly provided in Sections 1 and 2 hereof, nothing in this Agreement shall constitute a waiver by the Holders of any Triggering Event or Equity Condition Failure which may be continuing on the date hereof or may occur after the date hereof and (b) affirms that the Company's obligation to comply with the Mandatory Redemption Provision arises upon the last day of the Extension Period, with respect to all then outstanding shares of the Series A Preferred Stock.  Except as provided herein, each Holder reserves the right, in its discretion, to exercise any or all rights or remedies under the Certificate of Designation, the other Transaction Documents, applicable law and otherwise as a result of any Triggering Event or Equity Condition Failure that may be continuing on the date hereof or any Triggering Event that may occur after the date hereof, and each Holder has not waived any of such rights or remedies.  Except as expressly provided in this Agreement, no delay on the Holder’s part in exercising such rights or remedies, should be construed as a waiver of any such rights or remedies.  Upon the last day of the Extension Period, the agreement of the Holders to waive any of its remedies and rights pursuant to Section 2 hereof shall automatically and without further action terminate and be of no force and effect, it being understood and agreed that the effect of such termination will be to permit the Holders to seek to exercise any and all of its rights and remedies at any time and from time to time thereafter, including, without limitation, the right to require redemption of all or any portion of Series A Preferred Stock and exercise any other rights and remedies set forth in the Certificate of Designation, the other Transaction Documents, applicable law or otherwise, in each case, without any notice, passage of time or forbearance of any kind.

4.           Miscellaneous.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute under or in connection with this Agreement or the other documents or agreements contemplated hereby (including the Securities Purchase Agreement and the documents and agreements executed in connection therewith, notwithstanding any provision therein to the contrary) or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature and a signature delivered electronically (including by delivery via electronic mail of a signature page in “pdf” format) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)           Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between or among the Holders, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Holder makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to this Agreement made in conformity with the provisions of this Section 4(e) shall be binding on all Holders and holders of Securities (as such term is defined in the Securities Purchase Agreement), as applicable.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding.

(f)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:
American Defense Systems, Inc.
230 Duffy Avenue, Unit C
Hicksville, NY 11801 Telephone: (516) 390-5300 Facsimile: (516) 390-5308
Attention: Chief Financial Officer

With a copy (for informational purposes only) to:

Greenberg Traurig, LLP
1750 Tysons Boulevard
Suite 1200
McLean, Virginia 22102 Telephone: (703) 749-1336 Facsimile: (703) 749-1301 Attention: Jeffrey R. Houle, Esq.

If to a Holder, to its address and facsimile number set forth on the Schedule of Buyers attached to the Securities Purchase Agreement, with copies to such Holder's representatives as set forth on such Schedule of Buyers, with a copy (for informational purposes only) to:

Reicker, Pfau, Pyle & McRoy LLP
1421 State Street, Suite B
Santa Barbara, CA 93101 Telephone: (805) 966-2440 Facsimile: (805) 966-3320 Attention: Michael E. Pfau, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of shares of the Series A Preferred Stock.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders.  No Holder shall assign or otherwise transfer any shares of Series A Preferred Stock without the written agreement of the assignee or transferee of such stock to be bound by this Agreement in all respects as a Holder hereunder.

(h)          No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, to vote all of such Holder’s capital stock of the Company in favor of any amendments to the Company’s certificate of incorporation and Certificate of Designations to change the Maturity Date to April 1, 2011.

(j)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(k)          Independent Nature of Holders’ Obligations and Rights.  The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement.  Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as, and the Company acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.  The Company acknowledges and each Holder confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature page to this Waiver Agreement to be duly executed as of the date first written above.

COMPANY:

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
Name: Gary Sidorsky
Title: Chief Financial Officer

IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature page to this Waiver Agreement to be duly executed as of the date first written above.

HOLDERS:

WEST COAST OPPORTUNITY FUND, LLC

By:	/s/ Atticus Lowe
Name: Atticus Lowe
Title: CIO of Managing Member

IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature page to this Waiver Agreement to be duly executed as of the date first written above.

HOLDERS:

CENTAUR VALUE FUND, LP

By:	/s/ Zeke Ashton
Name: Zeke Ashton
Title: Managing Partner
Centaur Capital Partners